UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):      December 30, 2013

PAULSON CAPITAL CORP.

(Exact name of registrant as specified in its charter)

Commission File Number: 000-18188

Oregon	93-0589534
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1331 N.W. Lovejoy Street, Suite 720, Portland, Oregon	97209
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 503-243-6000

Former name or former address if changed since last report:

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On December 30, 2013, Paulson Capital Corp. (the "Company") received a letter from The NASDAQ Stock Market ("NASDAQ") stating that NASDAQ had determined, in accordance with NASDAQ Listing Rules 5100, 5101, IM-5101-1, and 5250(e)(6), to delist the Company's securities from NASDAQ for public interest concerns. The letter stated that the Company had failed to notify NASDAQ 10 calendar days in advance of the October 11, 2013 record date (the "Record Date") established for participation in distributions from an irrevocable liquidating trust (the "Trust") to be formed by the Company. The Company previously disclosed NASDAQ's views with respect to the Record Date notice requirement in a Current Report on Form 8-K filed with the Securities and Exchange Commission on November 27, 2013. As was noted in that filing, on September 27, 2013, the Company issued a press release announcing the Record Date along with information relating to the formation of the Trust.

The Company intends to request an appeal of NASDAQ's determination before an independent NASDAQ Listing Qualifications Panel.

Item 7.01 Regulation FD Disclosure

On January 6, 2014, the Company announced that, effective January 8, 2013, it is expected that the Company's common stock will resume trading on NASDAQ under the Company's symbol PLCC. The public announcement was made by means of a press release, the text of which is set forth in Exhibit 99.1 attached hereto. This information is furnished and not "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and shall not be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or under the Exchange Act, except as expressly set forth by specific reference in such filing to this report.

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits.

	99.1	Press Release dated January 6, 2014 announcing that it is expected that the Company's common stock will resume trading on NASDAQ under the Company's symbol PLCC (furnished as part of this Form 8-K).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PAULSON CAPITAL CORP.

Date: January 6, 2014	By:	/s/ Trent Davis
Trent Davis
President

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release dated January 6, 2014 announcing that it is expected that the Company's common stock will resume trading on NASDAQ under the Company's symbol PLCC (furnished as part of this Form 8-K).